Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES YEAR-END AND FOURTH QUARTER 2012 RESULTS

Conference Call and Webcast Scheduled for today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 6, 2013 — Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported net income for the fourth quarter ended December 31, 2012 of $24.8 million, or $1.04 per basic and diluted share.  The Company also reported a net book value of $21.67 per share as of December 31, 2012(1).

FOURTH QUARTER 2012 HIGHLIGHTS

•                  Generated net income of $24.8 million, or $1.04 per basic and diluted share

•                  Generated core earnings of $25.1 million, or $1.05 per basic and diluted share(2)

•                  Declared a $0.90 per share regular dividend for the quarter

•                  Declared a $0.22 per share additional dividend

•                  $21.67 per share net book value as of December 31, 2012(1)

•                  Increase of $1.67 per share since IPO

•                  Generated an annualized economic return of 18.9% for the quarter (3)

•                  2.86% weighted average portfolio yield, including IO securities(2)

•                  0.81% weighted average effective cost of financing, including swaps(2)

•                  2.05% weighted average net interest spread, including IO securities and swaps(2)

•                  $5.2 billion investment portfolio fair value as of December 31, 2012

•                  Made initial investment in non-Agency securities

•                  Constant prepayment rate of 3.6% for the quarter(4)

•                  9.2x leverage as of December 31, 2012

(1) The net book value per share reflects the $1.12 in dividends declared on December 19, 2012.

(2) Non-GAAP measure.

(3) Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in book value during the period and dividing by the beginning book value.

(4) Exclusive of $19.1 million of non-Agency RMBS, which represents less than 0.5% of the total portfolio.

2012 HIGHLIGHTS

•                  Successfully completed IPO and concurrent private placements, raising over $200 million in equity

•                  Successfully completed follow-on offering, raising over $300 million in equity

•                  Declared $2.35 per share in dividends for the period from the closing of its initial public offering (“IPO”) on May 15, 2012 through December 31, 2012

•                  Generated net income of $57.3 million, or $3.64 per basic share and $3.63 per diluted share

•                  Generated core earnings of $39.5 million, or $2.51 per basic share and $2.50 per diluted share(2)

•                  Since IPO, generated an annualized economic return in excess of 32%, comprised of $2.35 per share in dividends and $1.67 per share increase in book value

FOURTH QUARTER 2012 RESULTS

For the fourth quarter ended December 31, 2012, the Company earned net income of $1.04 per basic and diluted share. During the period, the Company generated core earnings of $25.1 million, or $1.05 per basic and diluted share. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; and (iv) non-cash stock-based compensation expense. Net interest income for the period was $30.6 million.

For the fourth quarter ended December 31, 2012, the Company’s weighted average yield on its portfolio was 2.86%, including interest from Agency IO securities and its effective cost of funds (including the cost of interest rate swaps) was 0.81%. The annualized net interest spread was 2.05%, including interest from Agency IO securities and taking into account the cost of the interest rate swaps.

CONSTANT PREPAYMENT RATES

The actual constant prepayment rate (“CPR”) for the Company’s portfolio during the fourth quarter was 3.6% on an annualized basis, as compared to 4.1% for the third quarter of 2012.(4) The CPR for the Company’s portfolio for the month of January 2013 was 3.1%.(4)

“We are pleased with our fourth quarter and 2012 financial results as our portfolio was well positioned in light of the Fed’s activity in the Agency RMBS market. During the quarter, we generated strong core earnings and increased our regular dividend by 6% from the previous quarter,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “Our exceptional performance since our inception in May is the result of the hard work and dedication of the entire Western Asset Agency RMBS team. While the Fed’s activities and tight interest rate spreads certainly create a challenging environment, we continue to work in an effort to deliver another year of positive results in 2013.”

Stephen Fulton, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “We remain committed to our goal of generating attractive risk-adjusted returns while at the same time protecting our book value.  We believe that our active management style coupled with our focus on securities that we believe will outperform the overall RMBS market will continue to serve us well in 2013.”

DIVIDEND

The Company declared a regular dividend of $0.90 per share of common stock and an additional dividend of $0.22 per share of common stock with respect to the quarter ended December 31, 2012.   Since inception WMC has declared and paid total dividends of $39.8 million or $2.35 a share.

The Company also announced the tax characteristics of its 2012 dividends.  The Company’s 2012 common stock dividend of $2.35 per share consisted of 100% ordinary income for federal income tax purposes.  Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions.

PORTFOLIO COMPOSITION

As of December 31, 2012, the Company owned an aggregate securities portfolio equaling $5.2 billion in market value, comprised of $4.5 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $318.9 million of 20-year fixed-rate Agency RMBS, $19.1 million of non-Agency RMBS, $74.2 million of fixed-rate collateralized mortgage obligations secured by Agency collateral and $250.4 million market value of Agency interest-only and inverse interest-only strips.

The following table sets forth additional information regarding the Company’s portfolio as of December 31, 2012:

Portfolio

($ in millions)

Agency RMBS	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.0%	$242.4	$253.4	$254.8
	3.5%	2,733.8	2,947.3	2,959.8
	4.0%	1,097.9	1,216.2	1,218.3
	5.5%	93.1	104.8	102.7
	6.0%	12.9	14.4	14.3
20-year fixed rate	3.0%	221.6	235.7	234.0
	3.5%	37.0	39.1	39.8
	4.0%	40.7	45.3	45.1
Total Agency RMBS		$4,479.4	$4,856.2	$4,868.8
Non-Agency RMBS		$37.4	$19.2	$19.1
CMO (Agency collateral)
Fixed Rate	6.5%	$66.0	$75.8	$74.2
IO/IIO	4.5%	N/A	175.8	175.0
IO/IIO accounted for as derivatives	4.9%	N/A	N/A	75.4
Total CMO (Agency collateral)		$66.0	$251.6	$324.6
Total Portfolio			$5,127.0	$5,212.5

PORTFOLIO FINANCING

At December 31, 2012, the Company financed its portfolio with $4.8 billion of borrowings under master repurchase agreements with fourteen (14) counterparties, bearing fixed interest rates with maturities between January 2013 and March 2013.

The Company has also entered into approximately $2.8 billion notional amount of pay-fixed receive-LIBOR swaps that have variable maturities between October 2014 and December 2033.  As of December 31, 2012 approximately 25% of the notional amount of these positions is forward starting swaps (approximately 9 months forward). In addition, the Company has entered into approximately $520 million notional amount of pay-fixed receive-LIBOR swaptions with swap terms that range between 10 and 20 years and have exercise expiration dates that range from August, 2013 to October, 2013.

The following tables set forth additional information regarding the Company’s portfolio financing as of December 31, 2012:

Financing as of December 31, 2012

($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Total	$4,794.7	0.48%	19

The following tables summarize the average fixed pay rate and average maturity for the Company’s interest rate swaps and swaptions as of December 31, 2012:

Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
> 1 year to 3 years	$762.8	0.4%	2.3
> 3 year to 5 years	$439.5	0.8%	4.8
> 5 years	$1,609.5	1.7%	10.2
Total Portfolio	$2,811.8	1.2%	7.2

Swaption Transactions

($ in millions)

Expiration Dates	Notional Amount	Average Fixed Pay Rate	Average Swap Term (Years)
< 1 year	$520.0	3.0%	18.6

CONFERENCE CALL

The Company will host a conference call with a live webcast today at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter ended December 31, 2012.

Individuals interested in participating in the conference call may do so by dialing 877.941.9205 from the United States, or 480.629.9771 from outside the United States and referencing conference ID 4594037. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through March 20, 2013 by dialing 800.406.7325 from the United States, or 303.590.3030 from outside the United States, and entering conference ID 4594037. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a REIT that invests primarily in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests opportunistically in its other target assets, which include residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity, commercial mortgage-backed securities and other asset-backed securities. The Company is externally managed and advised by Western Asset

Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission (“SEC”) and the Company’s registration statement on Form S-11 for the Company’s follow-on common stock offering, as filed with and declared effective by the SEC on September 28, 2012. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

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Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 478-2700 x29	(916) 939-7285
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Balance Sheet (Unaudited)

(in thousands—except share and per share data)

December 31, 2012
Assets:
Cash and cash equivalents	$50,626
Residential mortgage-backed securities, at fair value ($5,043,824 pledged as collateral, at fair value)	5,212,581
Accrued interest receivable	17,361
Due from counterparties	54,142
Derivative assets, at fair value	24,344
Other assets	244
Total Assets	$5,359,298

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$4,794,730
Accrued interest payable	6,561
Derivative liability, at fair value	4,771
Accounts payable and accrued expenses	988
Underwriting and offering costs payable	75
Payable to related party	1,924
Dividend payable	27,041
Total Liabilities	4,836,090

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 24,143,944 issued and outstanding	241
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—
Additional paid-in capital	505,454
Retained earnings	17,513
Total Stockholders’ Equity	523,208
Total Liabilities and Stockholders’ Equity	$5,359,298

Western Asset Mortgage Capital Corporation

Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	For the Three Months Ended December 31, 2012	For the period from May 15, 2012 (commencement of operations) through December 31, 2012

Net Interest Income:
Interest income	$35,989	$57,384
Interest expense	5,434	8,094
Net Interest Income	30,555	49,290

Other Income (Loss):
Interest income on cash balances	9	11
Realized gain on sale of Residential mortgage-backed securities and other securities, net	12,554	20,309
Other loss on Residential mortgage-backed securities	(1,754)	(3,206)
Unrealized gain (loss) on Residential mortgage-backed securities and other securities, net	(17,623)	10,309
Gain (loss) on derivative instruments (includes $15,018 and $(3,607) mark-to-market adjustments on derivative instruments, respectively), net	4,297	(13,106)
Other Income (Loss), net	(2,517)	14,317

Operating Expenses:
General and administrative (includes $156 and $367 non-cash stock based compensation, respectively)	1,292	3,197
Management fee — related party	1,924	3,133
Total Operating Expenses	3,216	6,330

Net income available to Common Stock and participating securities	$24,822	$57,277

Earnings per Common Share — Basic	$1.04	$3.64
Earnings per Common Share - Diluted	$1.04	$3.63

Basic weighted average number of common shares outstanding	23,843,944	15,715,711

Diluted weighted average number of common shares outstanding	23,930,300	15,783,491

Dividends Declared per Share of Common Stock	$1.12	$2.35

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

(dollars in thousands)	For the Three Months Ended December 31, 2012	For the period from May 15, 2012 (commencement of operations) through December 31, 2012

Net Income — GAAP	$24,822	$57,277
Adjustments:
Non-cash stock-based compensation expense	156	367
Unrealized (gain) loss on RMBS	17,623	(10,309)
Realized loss on termination of interest rate swaps	10,932	10,928
Unrealized gain on interest rate swaps, swaptions and TBAs	(19,723)	(6,306)
Mark-to-market adjustments on Agency Interest-Only Strips — accounted for as derivatives	1,287	3,778
Other loss on Residential mortgage-backed securities	1,754	3,206
Realized loss on Agency Interest-Only Strips — accounted for as derivatives	820	820
Realized gain on sale of RMBS, net	(12,554)	(20,309)
Total adjustments	295	(17,825)
Core Earnings — Non-GAAP Financial Measure	$25,117	$39,452

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$1.05	$2.51
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$1.05	$2.50

Basic weighted average common shares and participating securities	23,843,944	15,718,711
Diluted weighted average common shares and participating securities	23,930,300	15,783,491

Reconciliation of Interest Income

(Unaudited, in thousands)

	For the Three Months Ended December 31, 2012	For the period from May 15, 2012 (commencement of operations) through December 31, 2012
Coupon Interest	$50,644	$80,104
Discount accretion and (premium amortization), net	(14,656)	(22,720)
Interest Income	35,988	57,384
Contractual Interest income, net of amortization of premiums or discounts, net, on Agency Interest-Only Strips, classified as derivatives(1):
Coupon Interest	4,998	8,570
Discount accretion and (premium amortization), net	(3,417)	(6,135)
Subtotal	1,581	2,435
Total interest income, including interest income on Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$37,569	$59,819

(1)         Reported in Loss on derivative instruments in the Statement of Operations.